NONCOMPETITION AGREEMENT

THIS NONCOMPETITION AGREEMENT (“Agreement”) is being executed and delivered as of 11:59P.M., May 17, 2014, by Linda Moraski (“Seller”) in favor of and for the benefit of Staffing 360 Solutions, Inc., a Nevada corporation (“Buyer”), PeopleSERVE, Inc., a Massachusetts corporation (the “Company”), and each of Buyer’s and the Company’s present and future Affiliates, successors and direct and indirect subsidiaries (collectively, the “Covered Parties”). Any capitalized term used, but not defined in this Agreement will have the meaning ascribed to such term in the Purchase Agreement (as defined below).

WHEREAS, pursuant to that certain Stock Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), by and among Seller, the Company, PeopleSERVE PRS, Inc., a Massachusetts corporation “PRS”), and Buyer, Seller has agreed to sell to Buyer, and Buyer has agreed to purchase from Seller all of the issued and outstanding capital stock of the Company and 49% of the outstanding capital stock of PRS in accordance with the terms and conditions set forth therein (the “Acquisition”), and after the consummation of Acquisition, the Company will be a wholly-owned subsidiary of Buyer;

WHEREAS, in connection with, and as a condition to the consummation of, the Acquisition, and to enable Buyer to secure more fully the benefits of such Acquisition, including the protection and maintenance of the Company’s goodwill and confidential information, Buyer has required that Seller enter into this Agreement;

WHEREAS, Seller is entering into this Agreement in order to induce Buyer to consummate the transactions contemplated by the Purchase Agreement, pursuant to which Seller will receive a material benefit; and

WHEREAS, as the sole stockholder and a director and employee of the Company, Seller has contributed to the value of the Company and has obtained extensive and valuable knowledge and confidential information concerning the business of the Company.

NOW, THEREFORE, in order to induce Buyer to consummate the Acquisition, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller hereby agrees as follows:

1.            Restriction on Competition.

(a)          Restriction. Subject to the provisions of Section 3 hereof, Seller agrees that during the Restricted Period, Seller will not, without the prior written consent of Buyer (which may be withheld in its sole discretion), anywhere within the Territory, directly or indirectly own, manage, finance or control, or participate in the ownership, management, financing or control of, or become engaged or serve as an officer, director, employee, agent, consultant, advisor or representative of, a business that provides Competing Services (as defined below) (a “Competitor”); provided, however, that (i) Seller may own, as a passive investment, equity interests of any Competitor if (A) such equity interests are listed on a national securities exchange or traded on a national market system in the United States, (B) Seller owns beneficially (directly or indirectly) less than one percent (1%) of the total issued and outstanding equity interests of such entity, and (C) Seller is not otherwise associated directly or indirectly with such Competitor and (ii) the provisions of this Agreement shall not restrict Seller from being employed directly by the United States federal government or any state government entity. For purposes of this Agreement: (i) the “Restricted Period” means the period from the Closing until the later of (A) the first (1st) anniversary of the Closing Date or (B) the twelve (12) month anniversary of the effective date of termination of Seller’s service with the Company in all capacities as an employee, consultant or independent contractor (such termination, the “Seller Separation”); (ii) “Territory” means the Commonwealth of Massachusetts and any other markets in which the Company (or its Subsidiaries) provides substantial Competing Services as of the Closing Date or is providing Competing Services as of the date of the Seller Separation or provided Competing Services during the twelve (12) month period prior thereto; and (iii) “Competing Services” means selling or providing any products or services that are competitive with the products or services that are sold or provided (or are actively contemplated to be sold or provided and for which the Company or its Subsidiaries have made substantial efforts or expended substantial resources prior to such date) by the Company or its Subsidiaries as of the Closing Date or between the Closing Date and the date of the Seller Separation, including the provision of technology staffing services; provided that such products and services are still being sold or provided (or are actively contemplated to be sold or provided and for which the Company or its Subsidiaries have made substantial efforts or expended substantial resources prior to such date) by the Company or its Subsidiaries as of the date of the Seller Separation or during the twelve (12) month period prior thereto.

(b)          Acknowledgment. Seller acknowledges and agrees that (i) Seller possesses knowledge of confidential information of the Company, (ii) because of Seller’s education, experience and capabilities, the provisions of this Agreement will not prevent Seller from earning a livelihood, (iii) Seller’s execution of this Agreement is a material inducement to Buyer to enter into the Purchase Agreement and to realize the Company’s goodwill, and consummate the transactions contemplated thereby, for which Seller will receive a substantial financial benefit, and that Buyer would not have entered into the Purchase Agreement or consummated the transactions contemplated thereby but for Seller’s agreements set forth in this Agreement; (iv) it would impair the goodwill of the Company and reduce the value of the assets of the Company and cause serious and irreparable injury if Seller were to breach her obligations contained herein and that the Company and Buyer would not have an adequate remedy at law because of the unique nature of the Company’s products and services, (v) the relevant public policy aspects of restrictive covenants, covenants not to compete and non-solicitation provisions have been discussed, and every effort has been made to limit the restrictions placed upon Seller to those that are reasonable and necessary to protect the Covered Parties’ legitimate interests, (vi) the Company conducts business in the Territory and competes with other businesses that are or could be located in any part of the Territory, and prior to the closing of the transactions contemplated in the Purchase Agreement, the Company (and Seller on behalf of the Company) did business in and marketed its products and services throughout the Territory, (vii) the foregoing restrictions on competition are fair and reasonable in type of prohibited activity, geographic area covered, scope and duration, (viii) the consideration provided by the Company under this Agreement and the Purchase Agreement is not illusory, and (ix) such provisions do not impose a greater restraint than is necessary to protect the goodwill or other business interests of the Company.

2.            No Solicitation; No Disparagement.

(a)          No Solicitation of Employees and Consultants. Seller agrees that, during the Restricted Period, Seller will not, either on Seller’s own behalf or on behalf of any other Person (other than a Covered Party in the performance of Seller’s duties on behalf of the Covered Parties), directly or indirectly: (i) hire or engage as an employee, independent contractor, consultant or otherwise any Covered Party Personnel (as defined below); (ii) solicit, induce, encourage or otherwise cause (or attempt to do any of the foregoing) any Covered Party Personnel to leave the service (whether as an employee, consultant or independent contractor) of any Covered Party; or (iii) solicit, induce, encourage or otherwise cause (or attempt to do any of the foregoing) any Covered Party Personnel to terminate, reduce or refrain from renewing or extending its contractual relationship with any Covered Party. For purposes of this Agreement, “Covered Party Personnel” means any Person who (A) is an employee, consultant or independent contractor of the Company or any of its Subsidiaries as of the date of the Closing or (B) was within one (1) year preceding the Seller Separation, an employee, consultant or independent contractor the Company or any of its Subsidiaries (or any other Covered Party if Seller received confidential information regarding or had active contact with such employee, consultant or independent contractor); provided, however, Seller will not be deemed to have violated this Section 2(a) if any Covered Party Personnel voluntarily and independently solicits an offer of employment from Seller (or other Person whom Seller is acting on behalf of) by responding to a general advertisement or solicitation program conducted by or on behalf of Seller (or such other Person whom Seller is acting on behalf of) that is not targeted at such Covered Party Personnel or Covered Party Personnel generally, so long as such Covered Party Personnel is not hired.

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(b)          Non-Solicitation of Customers and Suppliers. Seller agrees that, during the Restricted Period, Seller will not, individually or on behalf of any other Person (other than a Covered Party in the performance of Seller’s duties on behalf of the Covered Parties), directly or indirectly: (i) solicit, induce, encourage or otherwise cause (or attempt to do any of the foregoing) any Covered Customer (as defined below) to (A) cease being, or not become, a client or customer of any Covered Party or (B) reduce the amount of business of such Covered Customer with any Covered Party, or otherwise alter such business relationship in a manner adverse to any Covered Party; (ii) interfere with or disrupt (or attempt to interfere with or disrupt) the contractual relationship between any Covered Party and any Covered Customer; (iii) divert any business with any Covered Customer from a Covered Party; (iv) solicit for business, provide services to, engage in or do business with, any Covered Customer for products or services that are competitive with the products or services that are sold or provided by a Covered Party; or (v) interfere with or disrupt (or attempt to interfere with or disrupt), any Person that was a vendor, supplier, distributor, agent or other service provider of a Covered Party at the time of such interference or disruption, for a purpose competitive with the products and services of any Covered Party. For purposes of this Agreement, “Covered Customer” means any Person who (A) was an actual customer or client (or prospective customer or client with whom the Company made a proposal within the prior twelve (12) month period) of the Company as of or within the one (1) year period preceding the Closing or (B) within one (1) year preceding the Seller Separation, was an actual customer or client (or prospective customer or client with whom a Covered Party made a proposal within the prior twelve (12) month period with respect to which Seller was involved or received confidential information) of the Company or any of its Subsidiaries (or any other Covered Party if Seller received confidential information regarding or had active contact with such customer or client). In the case of a government agency, “client or customer” includes the source selection program office for any applicable contract or program and all offices that report to or support such source selection program office, and each successor thereto (whether by reorganization or otherwise).

(c)          Non-Disparagement. Seller agrees that Seller will not directly or indirectly make or publish (including through electronic mail distribution or online social media) any written or oral statements or remarks (including the repetition or distribution of derogatory rumors, allegations, negative reports or comments) that are disparaging, deleterious or damaging to the integrity, reputation or good will of one or more Covered Parties or their respective management, officers, employees, independent contractors or consultants. Notwithstanding the foregoing, subject to Section 3 below, the provisions of this Section 2(c) shall not restrict Seller from providing truthful testimony or information in response to a subpoena or investigation by a Governmental Authority or in connection with any legal action by Seller against any Covered Party under the Purchase Agreement or any other Ancillary Document that is asserted by Seller in good faith.

3.            Termination of Employment Without Cause or For Good Reason. The obligations of Seller under Section 1 (but, for the avoidance of doubt, not Section 2 or any other Section of this Agreement) shall cease and be of no further force and effect if Seller’s employment with the Company under the Employment Agreement, dated as of the date hereof, between Seller and the Company (the “PS Employment Agreement”) is terminated (i) by the Company without Cause (as such term is defined in the PS Employment Agreement) or (ii) by Seller for Good Reason (as such term is defined in the PS Employment Agreement).

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4.            Confidentiality. Seller will keep confidential and will not (except in the performance of Seller’s duties on behalf of the Covered Parties) directly or indirectly, use, disclose, reveal, publish, transfer or provide access to any and all Covered Party Information. As used in this Agreement, “Covered Party Information” means all material and information relating to the business, affairs and assets of any Covered Party, including material and information that concerns or relates to such Covered Party’s bidding and proposal, technical, computer hardware and software, administrative, management, operational, data processing, financial, marketing, sales, human resources, business development, strategic planning, and/or other business activities, regardless of whether such material and information is maintained in physical, electronic, or other form, that is: (i)(A) gathered, compiled, generated, produced or maintained by such Covered Party through its Representatives, or provided to such Covered Party by its suppliers, service providers or customers; and (B) intended and maintained by such Covered Party or its Representatives, suppliers, service providers or customers to be kept in confidence; or (ii) not generally known to the public by reason other than breach of this Agreement or any other confidentiality agreement or obligation or other misconduct. The obligations set forth in this Section 3 will not apply to any Covered Party Information where Seller can prove that such material or information: (i) is known or available through other lawful sources not bound by a confidentiality agreement with, or other confidentiality obligation to, any Covered Party; (ii) is or becomes publicly known through no fault of, or other wrongdoing by, Seller or any of its Representatives; (iii) is already in the possession of Seller at the time of disclosure through lawful sources not known by Seller to be bound by a confidentiality agreement or other confidentiality obligation, and through no fault of Seller or any of its Representatives; (iv) the applicable Covered Party agrees in writing may be disclosed; or (v) is required to be disclosed pursuant to an Order of any administrative body or court of competent jurisdiction (provided that (A) the applicable Covered Party is given reasonable prior written notice, (B) Seller cooperates (and causes its Representatives to cooperate) at the cost of the Covered Party with any reasonable request of any Covered Party to seek to prevent or narrow such disclosure and (C) if after compliance with clauses (A) and (B) such disclosure is still required, Seller and its Representatives only disclose such portion of the Covered Party Information that is expressly required by such Order, as it may be subsequently narrowed).

5.            Notification to Subsequent Employer. Seller agrees that, during the Restricted Period, any Covered Party may notify any Person employing or otherwise retaining the services of Seller or evidencing an intention of employing or retaining the services of Seller of the existence and provisions of this Agreement.

6.            Representations and Warranties. Seller hereby represents and warrants, to and for the benefit of the Covered Parties, that: (a) Seller has full power and capacity to execute and deliver, and to perform all of Seller’s obligations under, this Agreement; and (b) neither the execution and delivery of this Agreement nor the performance of Seller’s obligations hereunder will result directly or indirectly in a violation or breach of any agreement or obligation by which Seller is bound. By entering into this Agreement, Seller certifies and acknowledges that Seller has carefully read all of the provisions of this Agreement, and that Seller voluntarily and knowingly enters into this Agreement.

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7.            Remedies. The covenants and undertakings of Seller contained in this Agreement relate to matters which are of a special, unique and extraordinary character and a violation of any of the terms of this Agreement may cause irreparable injury to the Covered Parties, the amount of which may be impossible to estimate or determine and which cannot be adequately compensated. Seller agrees that, in the event of any breach or threatened breach by Seller of any covenant or obligation contained in this Agreement, Buyer and the Company will be entitled to obtain the following remedies (in addition to, and not in lieu of, any other remedy at law or in equity or pursuant to the Purchase Agreement or the other Ancillary Documents that may be available to Buyer or the Company, including monetary damages), and a court of competent jurisdiction may award an injunction, restraining order or other equitable relief restraining or preventing such breach or threatened breach, without the necessity of proving actual damages or posting bond or security, which Seller expressly waives. Seller hereby consents to the award of any of the above remedies in connection with any such breach or threatened breach. Seller hereby acknowledges and agrees that in the event of any breach of this Agreement, the portion of the consideration delivered to Seller under the Purchase Agreement which is allocated to this Agreement (or any other non-competition agreement with Seller) shall not be considered a measure of, or a limit on, the damages of the Covered Parties.

8.            Survival of Obligations. The expiration of the Restricted Period will not relieve Seller of any obligation or liability arising from any breach by Seller of this Agreement during the Restricted Period. Seller further agrees that the time period during which the covenants contained in Section 1 and Section 2 of this Agreement will be effective will be computed by excluding from such computation any time during which Seller is adjudicated to have been in violation of any provision of such Sections.

9.            Miscellaneous.

(a)          Notices. All notices, requests, demands and other communications pertaining to this Agreement or otherwise required or permitted hereunder (“Notices”) will be in writing addressed as follows:

If to Buyer (or any other Covered Party), to:

Staffing 360 Solutions, Inc.

641 Lexington Avenue, Suite 1526
New York, NY 10022
Attention: A.J. Cervantes
Facsimile No.: (212) 297-0200
Telephone No: (954) 634-6410

with a copy (that will not constitute notice) to:

Ellenoff, Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, NY 10105
Attention: Barry Grossman, Esq.
Facsimile No.: (212) 370-7889
Telephone No.: (212) 370-1300

If to Seller, to: Linda Moraski c/o PeopleSERVE PRS, Inc. 643 VFW Parkway Chestnut Hill, MA 02467-3656 Facsimile No.: (617) 363-0091 Telephone No.: 617-553-5201 Email: lmoraski@gmail.com with a copy (that will not constitute notice) to:

Sassoon & Cymrot, LLP
84 State Street, 8th Floor
Boston, MA 02109
Attention: Lauren A. Puglia, Esq.
Facsimile No.: (617) 720-0366
Telephone No.: (617) 720-0099 Ex. 115
Email: LPuglia@sassooncymrot.com

Notices will be deemed given (i) on the first Business Day after being sent, prepaid, by nationally recognized overnight courier that issues a receipt or other confirmation of delivery, (ii) two (2) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid or (iii) when delivered in person or by facsimile or electronic mail (with affirmative confirmation of receipt). Any party may change the address to which Notices under this Agreement are to be sent to it by giving written notice of a change of address in the manner provided in this Agreement for giving Notice.

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(b)          Integration and Non-Exclusivity. This Agreement, the Purchase Agreement and the other Ancillary Documents contain the entire agreement between Seller and the Covered Parties concerning the subject matter hereof. Notwithstanding the foregoing, the rights and remedies of Buyer and the Company under this Agreement are not exclusive of or limited by any other rights or remedies which they may have, whether at law, in equity, by contract or otherwise, all of which will be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Buyer and the Company, and the obligations and liabilities of Seller, under this Agreement, are in addition to their respective rights, remedies, obligations and liabilities (i) under the laws of unfair competition, misappropriation of trade secrets, or other requirements of statutory or common law, or any applicable rules and regulations and (ii) conferred by contract, including the Purchase Agreement and any other written agreement between Seller and any of the Covered Parties. Nothing in the Purchase Agreement will limit any of the obligations, liabilities, rights or remedies of Seller or Buyer and/or the Company under this Agreement, nor will any breach of the Purchase Agreement or any other agreement between Seller and Buyer and/or the Company limit or otherwise affect any right or remedy of Buyer and/or the Company under this Agreement. If any term or condition of any other agreement between Seller and Buyer or the Company conflicts or is inconsistent with the terms and conditions of this Agreement, the more restrictive terms will control.

(c)          Severability; Reformation. Each provision of this Agreement is separable from every other provision of this Agreement. If any provision of this Agreement is found or held to be invalid, illegal or unenforceable, in whole or in part, by a court of competent jurisdiction, then (i) such provision will be deemed amended to conform to applicable laws so as to be valid, legal and enforceable to the fullest possible extent, (ii) the invalidity, illegality or unenforceability of such provision will not affect the validity, legality or enforceability of such provision under any other circumstances or in any other jurisdiction, and (iii) the invalidity, illegality or unenforceability of such provision will not affect the validity, legality or enforceability of the remainder of such provision or the validity, legality or enforceability of any other provision of this Agreement. Seller and the Covered Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision. Without limiting the foregoing, if any court of competent jurisdiction determines that any part hereof is unenforceable because of the duration, geographic area covered, scope of such provision, or otherwise, such court will have the power to reduce the duration, geographic area covered or scope of such provision, as the case may be, and, in its reduced form, such provision will then be enforceable. Seller will, at Buyer’s request, join Buyer in requesting that such court take such action.

(d)          Amendment; Waiver. This Agreement may not be amended or changed in any respect, except by a written agreement executed by Seller and Buyer (or Buyer’s successor or assign). No waiver will be effective unless it is expressly set forth in a written instrument executed by the waiving party and any such waiver will have no effect except in the specific instance in which it is given. Any delay or omission by a party in exercising its rights under this Agreement, or failure to insist upon strict compliance with any term, covenant, or condition of this Agreement will not be deemed a waiver of such term, covenant, condition or right, nor will any waiver or relinquishment of any right or power under this Agreement at any time or times be deemed a waiver or relinquishment of such right or power at any other time or times.

(e)          Governing Law; Jurisdiction; Venue. This Agreement will be construed, enforced and governed by the laws of the State of New York without regard to its conflicts of law provisions. Seller agrees that any legal action or other legal proceeding arising out of or relating to this Agreement may be brought in any state or federal located in New York, NY (or in any court in which appeal from such courts may be taken) (the “Specified Courts”). Seller: (a) irrevocably submits to the jurisdiction and venue of any Specified Court, (b) agrees that service of any process, summons, notice or document by U.S. registered mail to Seller’s address set forth in Section 9(a) shall be effective service of process for any Action with respect to any matters to which Seller has submitted to jurisdiction in this Section 9(e), and (c) waives and covenants not to assert or plead, by way of motion, as a defense or otherwise, in any such Action, any claim that Seller is not subject personally to the jurisdiction of any Specified Court, that the Action is brought in an inconvenient forum, that the venue of the Action is improper or that this Agreement or the subject matter hereof may not be enforced in or by any Specified Court, and hereby agrees not to challenge such jurisdiction or venue by reason of any offsets or counterclaims in any such Action.

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(f)          WAIVER OF JURY TRIAL. SELLER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT.

(g)          Successors and Assigns; Third Party Beneficiaries. This Agreement will be binding upon Seller and Seller’s estate, successors and assigns, and will inure to the benefit of the Covered Parties, and their respective successors and assigns. Each Covered Party may freely assign any or all of its rights under this Agreement, at any time, in whole or in part, to any Person which purchases a majority of or all of the equity securities (whether by equity sale, merger or otherwise) of such Covered Party or substantially all of the assets of such Covered Party and its Subsidiaries, taken as a whole, without obtaining the consent or approval of Seller. Seller agrees that the obligations of Seller under this Agreement are personal and will not be assigned by Seller. Each of the Covered Parties are express third party beneficiaries of this Agreement and will be considered “parties” for purposes of this Section 9.

(h)          Attorneys’ Fees. The non-prevailing party to any claim that is finally determined under this Agreement will pay its own expenses and the reasonable documented out-of-pocket expenses, including reasonable attorneys’ fees and costs, reasonably incurred by the other party. For purposes of this Section 9(h), in any claim hereunder in which the requirement to make a payment or the amount thereof is primarily at issue (and not a claim for specific performance or other injunctive relief), in the event that the final determination of the court does not specifically award costs and expenses based on this Section 9(h), the party seeking such payment will be deemed to be the non-prevailing party unless the applicable court of competent jurisdiction awards such party more than one-half (1/2) of the amount in dispute, in which case, the party against whom payment is sought shall be deemed to be the non-prevailing party.

(i)          Construction. Seller acknowledges that Seller has been represented by counsel, or had the opportunity to be represented by counsel of Seller’s choice. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party will not be applied in the construction or interpretation of this Agreement. Neither the drafting history nor the negotiating history of this Agreement will be used or referred to in connection with the construction or interpretation of this Agreement. The headings and subheadings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement: (i) the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation”; (ii) the definitions contained herein are applicable to the singular as well as the plural forms of such terms; (iii) whenever required by the context, any pronoun shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (iv) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement; (v) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; (vi) the term “or” means “and/or”; and (vii) any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented, including by waiver or consent and references to all attachments thereto and instruments incorporated therein.

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(j)          Counterparts; Electronic Signature. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, with the same effect as if the signature on each such counterpart were on the same instrument. Further, this Agreement may be executed by transfer of an originally signed document by facsimile or e-mail in PDF format, each of which will be as fully binding as an original document.

{Remainder Of Page Intentionally Left Blank; Signature Page Follows}

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IN WITNESS WHEREOF, the undersigned Seller has duly executed and delivered this Noncompetition Agreement as of the date first written above.

Name: Linda Moraski

Acknowledged and accepted by Buyer as of the date first written above:

STAFFING 360 SOLUTIONS, INC.

By:
Name:
Title:

[Signature Page to Non-Competition Agreement]